Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AudioCodes Ltd. pertaining to the AudioCodes Ltd. 2008 Equity Incentive Plan, of our report dated June 28, 2009, with respect to the consolidated financial statements of AudioCodes Ltd. and its subsidiaries, and the effectiveness of internal control over financial reporting of AudioCodes and its subsidiaries included in its Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

                                        /s/ KOST FORER GABBAY & KASIERER

                                        KOST FORER GABBAY & KASIERER
                                        A Member of Ernst & Young Global

Tel-Aviv, Israel
June 30, 2009